Exhibit 3.2

BY-LAWS

OF

XPEDX HOLDING COMPANY

(A Delaware Corporation)

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors on July 10th of each year commencing in 2014, if not a legal holiday, and if a legal holiday, then on or before the next succeeding business day, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Any other proper business may be transacted at the annual meeting.

Section 2. Special Meetings. A special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, any Vice-President or the Secretary. Only such business as may be stated or indicated in the notice of the meeting shall be transacted at a special meeting.

Section 3. Place of Meetings. All meetings of the stockholders shall be held either at the registered office of the Corporation or at such places within or without Delaware as the Board shall designate or as shall be specified in the respective notices or waivers of notice thereof.

Section 4. Notice of Meetings. Notice of any meeting, stating the place, date and hour of the meeting, and in the case of a duly called special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, any Vice President, the Secretary, or an Assistant Secretary by written, telegraphic, or by any other means of communication to each stockholder entitled to vote at his or her address as it appears on the records of the Corporation not less than ten days nor more than sixty days before the meeting.

Section 5. Adjourned Meetings. If a meeting is adjourned to another time or place, notice need be given of the adjourned meeting if such announcement is made at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall then be given to each stockholder of record entitled to vote at the meeting. At an adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 6. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the common stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as may otherwise be provided by statute, or the Certificate of Incorporation or these By-laws. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time to another time and place.

Section 7. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, any Vice President, or in their absence by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, an Assistant Secretary, or in their absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting.

Section 8. Voting; Proxies. Every registered stockholder entitled to vote at a meeting of stockholders shall have one vote in person or by proxy for each share of stock having voting rights, such proxy to be appointed by an instrument in writing subscribed to by such stockholder or by his duly authorized attorney-in-fact. No proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Unless otherwise provided by statute, or the Certificate of Incorporation or these By-laws, all matters shall be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at a meeting, a quorum being present.

Section 9. Date for Determining Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, provisions of the statute shall apply.

Section 10. List of Stockholders. The Secretary or other officers of the Corporation shall prepare and make available before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, as required by statute.

Section 11. Informal Action. Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II

DIRECTORS

Section 1. General Powers. The property, business and affairs of the Corporation shall be managed under the direction of a Board of Directors except as may otherwise be provided by statute or the Certificate of Incorporation. The Board shall consist of one or more members, the number thereof shall initially be four (4) and may be adjusted from time to time by the Board or by the stockholders. Directors need not be stockholders.

Section 2. Election; Term of Office; Removal; Resignation; Vacancies. Except as hereinafter provided, each director shall be elected at the annual meeting of stockholders. Unless he resigns, dies or is removed prior thereto, each director shall continue to hold office until the annual meeting of stockholders next following his election and until his successor has been elected and qualified. Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote.

Any director may resign at any time upon written notice to the Corporation. Resignations shall be effective upon the date of receipt thereof by the Secretary or upon an effective date specified therein, unless acceptance is made a condition of the resignation, in which event it shall be effective upon acceptance by the Board.

Unless otherwise provided in the Certificate of Incorporation or these By-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or the By-laws.

Section 3. Quorum; Vote Required for Action. At all meetings of the Board, one-third of the entire Board shall constitute a quorum for the transaction of business. However, whenever the Board or the stockholders shall determine that there be only one member of the Board, then and only then, one director shall constitute a quorum.

Except as otherwise provided by statute, or the Certificate of Incorporation, or these By-laws, the act of a majority of the directors at a meeting at which a quorum is present shall be the act of the Board. If at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall have been obtained.

Section 4. Place of Meetings. Meetings of the Board shall be held at such place within or without Delaware as may from time to time be fixed by resolution of the Board, or as may be specified in the notice of the meeting or waiver of notice thereof.

Section 5. Regular Meetings. Regular meetings of the Board may be held without notice at such times as may from time to time be fixed by resolution of the Board.

Section 6. Special Meetings. Special meetings of the Board may be held with notice any time upon call by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, any Vice President, the Secretary, or any two directors.

Section 7. Notice Requirements. Notice need not be given of regular meetings of the Board.

Notice of special meeting shall state the time and place, and shall be by oral, written, telegraphic, or any other means of communication, duly served on or sent or mailed to each director not less than two days before the meeting.

A meeting of the Board may be held without notice immediately after the annual meeting of stockholders.

A meeting may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

Section 8. Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, or in his absence, by the President, or in their absence by a chairman chosen at the meeting. The Secretary or an Assistant Secretary shall act as secretary of the meeting, but in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 9. Telephonic Meetings Permitted. Members of the board or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

Section 10. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

COMMITTEES OF DIRECTORS

Section 1. Constitution of; Vacancies. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board shall have power at any time to fill vacancies in, change the membership of, designate one or more directors as alternate members of, or discharge any such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 2. Powers and Duties. Any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent provided for in the resolution of the Board and as limited by these By-laws, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these By-laws; and, unless the resolution or these By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 3. Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these By-laws.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board and shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, and may, in the discretion of the Board, include a Chairman of the Board, a Vice Chairman of the Board, a Controller and such other officers as may be elected by the Board from time to time. The Chairman of the Board, if any, and the Vice Chairman of the Board, if any, shall be chosen from among the directors. Any number of offices may be held by the same person, except that the President shall not also be Secretary or Treasurer.

Section 2. Election of Officers. The officers of the Corporation shall be elected by the Board each year at the first meeting of the Board after the annual meeting of the stockholders of the Corporation.

Section 3. Term of Office. Each officer shall hold office until the first meeting of the Board after the annual meeting of the stockholders next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal.

Section 4. Resignation and Removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein, or if no time specified, at the pleasure of the Board.

The Board may remove any officer with or without cause at any time.

Section 5. Vacancy. A vacancy in an office arising from any cause may be filled for the unexpired portion of the term by the Board.

Section 6. Chairman of the Board. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the stockholders and of the Board. The Chairman shall also have such other powers and perform such other duties as may from time to time be specified by the Board.

Section 7. President. The President shall be the Chief Executive Officer of the Corporation. He shall be subject to the control of the Board and, in general, he shall perform all duties incident to the office of the President and all such other duties as from time to time may be assigned to him by the Board. The President shall also see that all orders and resolutions of the Board are carried into effect.

Section 8. Secretary. The Secretary shall attend all meetings of the Board and of the stockholders and shall have the care and custody of the seal and the minute books of the Corporation and shall have such powers and perform such duties as are incident to the office of the Secretary or as may from time to time be specified by the Board. The Secretary shall be subject to the control of the Board.

Section 9. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall have such powers and perform such duties as are incident to the office of Treasurer, or as may from time to time be specified by the Board. The Treasurer shall be subject to the control of the Board and to the powers of the President.

Section 10. Controller. If a Controller shall have been elected, he shall be the chief accounting officer of the Corporation and shall have such powers and perform such duties as may from time to time be specified by the Board of Directors or the President. The Controller shall be subject to the control of the Board and to the powers of the President.

Section 11. Vice Chairman of the Board, Vice President, Assistant Treasurer and Assistant Secretary. Unless otherwise provided in these By-laws, the Vice Chairman of the Board, any Vice President, any Assistant Secretary and any Assistant Treasurer, if any, shall, in the order of their respective seniorities, in the absence or disability of the Chairman of the Board, President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the Chairman of the Board, President, Secretary or Treasurer, respectively.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1. Extent of Indemnification. Directors, officers and employees of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding against any such person (except such proceedings as may be brought by the Corporation) arising out of their service to the Corporation or to another organization at the Corporation’s request, except for any liability arising out of or based upon personal injury or death which, however, the Corporation may indemnify at its discretion. The Corporation may maintain insurance to protect itself and any such director, officer or employee against any liability, cost or expense incurred in connection with any such action, suit or proceedings. The provisions of this Article shall be applicable to all actions, suits or proceedings commenced after the date of incorporation of the Corporation and shall be applicable to persons who have ceased to be directors, officers or employees and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

ARTICLE VI

COMMON STOCK

Section 1. Certificate of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Each certificate shall be sealed with the seal of the Corporation.

Section 2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Dividends. Dividends upon the common stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting as provided by statute. The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. Registered Office. The registered office shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

Section 2. Other Offices. The Corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

Section 3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following, unless otherwise determined by the Board.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words, “Corporate Seal, Delaware.”

Section 5. Form of Records. Any records maintained by the Corporation in the regular course of business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6. Waiver of Notice of Meetings of Stockholders, Directors and Committees. A written waiver of notice is permitted whenever notice of meeting is required to be given by statute, or the Certificate of Incorporation or these By-laws, if such waiver is signed by the person entitled to such notice either before or after the time of the meeting stated therein. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

Section 7. Voting Other Stocks. Unless otherwise directed by the Board, the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or any Vice President or the Secretary or Treasurer may vote any shares of stock issued by another corporation and owned by the Corporation at any stockholders’ meeting of such other corporation and the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, any Vice President or the Secretary or Treasurer shall have the authority on behalf of the Corporation to execute and deliver a proxy or proxies for any stockholders’ meeting or give any stockholders’ consent in respect of the shares of stock of such other corporation owned by the Corporation.

Section 8. Amendment of By-laws. These By-laws may be altered or repealed, and new by-laws made, by the Board, as provided in the Certificate of Incorporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether or not adopted by them.

DATE OF ADOPTION OF BY-LAWS: July 10, 2013.